Exhibit 10.6.2

SECOND AMENDMENT TO EMPLOYMENT AGREEMENT

This Second Amendment to Employment Agreement is made this 23rd day of May 2006, by Highland Hospitality Corporation, a Maryland Corporation (the “REIT”), with its principal place of business at 8405 Greensboro Drive, Suite 500, McLean, VA 22102 and Douglas W. Vicari, residing at 464 Oradell Avenue, Oradell, New Jersey 07649 (the “Executive”).

WHEREAS, the Company and the REIT entered into that certain Employment Agreement dated October 24, 2003 and amended on March 29, 2004 (the “Employment Agreement”) with the Executive;

WHEREAS, the parties have agreed to amend the Employment Agreement to comply with the payment rules applicable to nonqualified deferred compensation under Section 409A of the Internal Revenue Code of 1986, as amended; and

WHEREAS, Highland Hospitality, L.P. has consented to this Second Amendment.

NOW THEREFORE, the parties agree that the Employment Agreement shall be amended as follows:

1. Section 6(d)(v) is amended by the addition of a new Sub-section 6(d)(v)(D) which shall read as follows:

(D) Notwithstanding the preceding terms of this Section 6(d)(v), in determining the net benefits that that would have been retained by the Executive if the Excise Tax had not been applicable and for purposes of determining the Executive’s highest marginal rate of taxation used in determining the Gross-Up Amount, any interest or additional tax under Section 409A(a)(1)(B) of the Code (applicable to certain nonqualified deferred compensation payments) shall disregarded.

2. The Employment Agreement is amended by the addition of a new Section 12, which shall read as follows:

12. Section 409A Compliance

Notwithstanding anything in this Agreement or any other agreements between the REIT or the Company, and the Executive (“Other Agreements”) to the contrary, if, based on Internal Revenue Service guidance available as of the date the payment or provision of any amount or other benefit is required to be made under this Agreement (including, but no limited to, any payment, accelerated vesting, benefit continuation right or Gross-Up Amount under Section 6 hereof) or under any Other Agreements, the REIT reasonably determines that the payment or provision of such amount or other benefit at such specified time may potentially subject the Executive to “additional tax” and “interest” under

Section 409A(a)(1)(B) of the Code (together with any interest or penalties imposed with respect to, or in connection with, such tax, a “409A Tax”), because the Executive is a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) of the Code or otherwise, and if payment of such amount or provision of such benefit at a later date would likely avoid any such 409A Tax, then the payment or provision thereof shall be postponed to the earliest business day on which the REIT reasonably determines such amount or benefit can be paid or provided without incurring any such 409A Tax, but in no event later than the first business day after the six-month anniversary of the Executive’s severance from service within the meaning of Section 409A(a)(2) of the Code (the “Delayed Payment Date”). In the event a benefit is to be provided during the period commencing on the Executive’s separation from service and ending on the Delayed Payment Date and the provision of such benefit during that period would be treated as a payment of nonqualified deferred compensation in violation of Section 409A(a)(2)(B)(i) of the Code, then continuation of such benefit during that period shall be conditioned on payment by the Executive of the full premium or other cost of coverage and as of the Delayed Payment Date the REIT shall reimburse the Executive for the premiums or other cost of coverage paid by the Executive, which but for this paragraph would have been paid by the REIT. The REIT and the Executive may agree to take other actions to avoid the imposition of 409A Tax at such time and in such manner as permitted under Section 409A. The REIT shall have no liability to the Executive in the event that Executive shall be liable for a 409A Tax.

IN WITNESS WHEREOF, the parties have executed this Second Amendment to Employment Agreement as of the day and year first above written.

HIGHLAND HOSPITALITY CORPORATION

By:	/s/ James L. Francis
Name:	James L. Francis
Title:	President and CEO

DOUGLAS W. VICARI

/s/ Douglas W. Vicari

Consent of Highland Hospitality, L.P.

Highland Hospitality, L.P. hereby consents to this Second Amendment to the Employment Agreement of Douglas W. Vicari.

HIGHLAND HOSPITALITY, L.P.
By:	HHC GP Corporation, its general partner

By:	/s/ James L. Francis
Name:	James L. Francis
Title:	President and CEO